                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To Section 14(A) of The Securities Exchange Act of 1934


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     Rule 14a-6(e)(2))
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[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12


                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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===============================================================================

     THE FOLLOWING IS THE TEXT OF A PRESS RELEASE ISSUED BY CHAMPIONSHIP AUTO RACING TEAMS, INC. ON OCTOBER 30, 2003:

                                   CART logo
                         CHAMPIONSHIP AUTO RACING TEAMS

Contact:  Thomas L. Carter, Chief Financial Officer, (317) 715-4195


CHAMPIONSHIP AUTO RACING TEAMS REPORTS THIRD QUARTER 2003 RESULTS

INDIANAPOLIS - October 30, 2003 - Championship Auto Racing Teams, Inc. (the "Company") (OTCBB: CPNT.OB) announced today financial results for the third quarter ended September 30, 2003.

The number of events held in a quarter, the type of event, whether the race pays a sanction fee or is self promoted and whether the event was broadcast on network or cable television affects the comparability of earnings information from quarter to quarter. CART, Inc., a wholly owned subsidiary of the Company, conducted eight events in both the third quarter of 2003 and 2002. Toyota Atlantics held seven events in the third quarter of 2003 compared to six events in the third quarter of 2002. For the nine months ended September 30, 2003, CART, Inc. conducted sixteen events compared to fifteen events in the nine months ended September 30, 2002. Toyota Atlantics conducted twelve events in the nine months ended September 30, 2003 and 2002.

For the three months ended September 30, 2003, total revenues were $18.2 million, compared to $18.5 million in the same period in the prior year. Total expenses rose to $53.1 million compared to $32.2 million in the same period in the prior year.

Net loss for the 2003 third quarter was $34.4 million, or $2.34 per fully diluted share, compared to a net loss of $8.3 million, or $0.56 per fully diluted share, in the same period in the prior year.

For the nine months ended September 30, 2003, total revenues were $38.7 million, compared to $43.4 million in the same period in the prior year. Total expenses for the nine months ended September 30, 2003, were $117.4 million, compared to $65.9 million in the same period in the prior year. Net loss for the nine months ended September 30, 2003, was $77.9 million, or $5.29 per fully diluted share, compared to a net loss of $13.5 million, or $0.85 per fully diluted share, in the same period in the prior year.

Our cash balance on September 30, 2003, was $2.1 million, a net decrease of $4.7 million from December 31, 2002. Our short-term investment balance on September 30, 2003, was $17.6 million, a decrease of $61.9 million from December 31, 2002.

As announced previously, in light of the significant near term financial challenges facing the Company, we retained the investment banking firm of Bear Stearns & Co. Inc. to assist us in exploring financing and other strategic alternatives that may be available to us. On August 18, 2003, the Company announced it had received a proposal from Open Wheel Racing Series, LLC ("Open Wheel") and was engaged in negotiations regarding a possible transaction with Open Wheel. Subsequently, on September 10, 2003, the Company and Open Wheel announced that they had signed a definitive merger agreement providing for Open Wheel to

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acquire the Company for cash equivalent to $0.56 per share, based on the number of shares of Company common stock then outstanding (which we will not take any action to increase while the proposed transaction is pending). The merger is subject to approval of our stockholders, and satisfaction or waiver of other conditions. If the merger is adopted by our stockholders, we currently expect to complete the proposed transaction with Open Wheel late in the fourth quarter of 2003, as quickly as possible after the special meeting of the Company's stockholders and after all of the conditions to the merger are satisfied or waived. We intend to manage our cash on hand such that we will continue our operations until such time as we hold a special meeting of the stockholders to consider adoption of the merger agreement. We anticipate that we will defer certain of our accounts payable longer than we have in the past. Unanticipated events, delays in collecting our accounts receivable, or other factors could result in an inability to fund all of our obligations with cash reserves. For a more complete description of the proposed merger please see the preliminary proxy statement described below.

If the proposed merger with Open Wheel is not completed for any reason, and if no strategic transaction that is an alternative to the merger is available to us at that time, it is expected that we will be required immediately to cease our operations, wind up our affairs and seek to liquidate our remaining assets because our cash resources and other sources of liquidity would be substantially depleted by that time. In that event, we expect that CART, Inc. and our other subsidiaries would discontinue racing and other operations and commence liquidation. Although the definitive merger agreement permits our board of directors to consider proposals for a competing transaction and accept a superior proposal, no such competing proposal is currently being considered by us as an alternative to the proposed transaction with Open Wheel and no superior proposal is available.

ABOUT CHAMPIONSHIP AUTO RACING TEAMS, INC.

Championship Auto Racing Teams, Inc. (OTCBB: CPNT.OB) owns, operates and markets the 2003 Bridgestone Presents The Champ Car World Series Powered by Ford. Veteran racing teams such as Newman/Haas Racing, Player's/Forsythe Racing, Team Rahal, Patrick Racing and Walker Racing will compete with many new teams this year in pursuit of the Vanderbilt Cup. CART Champ Cars are thoroughbred racing machines that reach speeds in excess of 200 miles per hour, showcasing the technical expertise of manufacturers such as Ford Motor Company, Lola Cars, Reynard Motorsport and Bridgestone/Firestone North American Tire, LLC. The 19-race 2003 Bridgestone Presents The Champ Car World Series Powered by Ford will be broadcast by television partners CBS and SPEED Channel. The Company also owns and operates its top development series, the Toyota Atlantic Championship. Learn more about the Company's open-wheel racing series at www.champcarworldseries.com.

SAFE HARBOR STATEMENT

Statements made in this news release that state the company's or management's beliefs or expectations and which are not historical facts or which apply prospectively are forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "forecast," "intend," "could," "would," "estimate," or "continue" or the negative variation thereof or comparable terminology are intended to identify forward looking statements. It is important to note that the company's actual results could differ materially from those contained or implied by such forward-looking statements. The risks and uncertainties to be considered include, but are not limited to, the failure of the proposed merger with Open Wheel to be completed for any reason, CART, Inc.'s new co-promoted and self-promoted events; new television and advertising arrangements; the success of events in new venues; participation by race teams; the current uncertain


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economic environment and weak advertising market; and availability in capital;
among others. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the Company's SEC filings made from time to time, including, but not limited to, the Form 10-K for the year ended December 31, 2002, as amended, and subsequent 10-Qs. Copies of those filings are available from the Company and the Company's website at www.champcarworldseries.com and the SEC and the SEC's website at www.sec.gov.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger with Open Wheel, the Company filed a preliminary proxy statement with the SEC on October 7, 2003. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, WHICH IS AVAILABLE NOW, AND THE DEFINITIVE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, BECAUSE IT CONTAINS AND WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER. The preliminary proxy statement is not final and may be amended. A definitive proxy statement will be sent to stockholders of the Company seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the preliminary proxy statement and the definitive proxy statement (when it is available) and other documents filed by the Company with the SEC at the SEC's website at www.sec.gov. Stockholders will receive information at an appropriate time on how to obtain documents relating to the proposed merger for free from the Company.

The Company and its directors, executive officers and certain other members of its management may be deemed to be soliciting proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the Company's participants in the solicitation is set forth in the preliminary proxy statement. Investors may obtain additional information regarding the interests of such participants by reading the preliminary proxy statement and the definitive proxy statement (when it is available).


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                      Championship Auto Racing Teams, Inc.
                 Consolidated Statements of Income (Unaudited)
               For the Quarter Ended September 30, 2003 and 2002
                   (In Thousands, Except Earnings Per Share)

                                                               Quarter ended              Quarter ended
                                                             September 30, 2003         September 30, 2002
                                                             ------------------         ------------------
REVENUES

Sanction fees                                                      $  7,831                 $ 12,555
Sponsorship revenue                                                   2,623                    2,934
Television revenue                                                      831                    1,967
Race promotion revenue                                                5,607                     --
Engine lease revenue                                                    475                     --
Other revenue                                                           803                    1,081
                                                                   --------                 --------

Total revenues                                                       18,170                   18,537

EXPENSES

Race distributions                                                   21,067                    8,427
Race expenses                                                         2,589                    4,110
Race promotion expense                                                9,874                    5,452
Television expense                                                    6,492                    4,892
Administrative and indirect expenses                                  6,115                    8,966
Litigation and settlements expense                                    1,281                     --
Merger and strategic charges                                          1,355
Relocation expense                                                     --                       --
Asset impairment                                                      3,299
Depreciation and amortization                                           998                      357
                                                                   --------                 --------

Total expenses                                                       53,070                   32,204
                                                                   --------                 --------

OPERATING LOSS                                                      (34,900)                 (13,667)
Realized gain on sale of investments                                    248                        2
Interest income                                                         248                      882
                                                                   --------                 --------

LOSS BEFORE INCOME TAXES                                            (34,404)                 (12,783)
Income tax expense (benefit)                                           --                     (4,473)
                                                                   --------                 --------

LOSS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                 $(34,404)                $ (8,310)
                                                                   ========                 ========

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (NET OF TAX)                $   --                   $   --

NET LOSS                                                           $(34,404)                $ (8,310)
                                                                   ========                 ========

LOSS PER SHARE BEFORE CUMULATIVE
EFFECT OF ACCOUNTING CHANGE:
     BASIC                                                         $  (2.34)                $  (0.56)
                                                                   ========                 ========
     DILUTED                                                       $  (2.34)                $  (0.56)
                                                                   ========                 ========

NET LOSS PER SHARE:
     BASIC                                                         $  (2.34)                $  (0.56)
                                                                   ========                 ========
     DILUTED                                                       $  (2.34)                $  (0.56)
                                                                   ========                 ========

WEIGHTED AVERAGE SHARES OUTSTANDING:
     BASIC                                                           14,718                   14,718
                                                                   ========                 ========
     DILUTED                                                         14,718                   14,718
                                                                   ========                 ========

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

                      Championship Auto Racing Teams, Inc.
                        Consolidated Statements of Income
              For the Nine Months Ended September 30, 2003 and 2002
                   (In Thousands, Except Earnings Per Share)


                                                               Nine Months Ended        Nine Months Ended
                                                               September 30, 2003       September 30, 2002
                                                               ------------------       ------------------
REVENUES

Sanction fees                                                      $  16,131                 $  27,082
Sponsorship revenue                                                    6,591                     8,039
Television revenue                                                     1,734                     4,230
Race promotion revenue                                                10,628                     1,417
Engine leases                                                          1,425                      --
Other                                                                  2,233                     2,665
                                                                   ---------                 ---------
Total revenues                                                        38,742                    43,433

EXPENSES

Race distributions                                                    49,728                    15,778
Race expenses                                                          6,530                     8,432
Race promotion expense                                                20,784                     8,935
Television expense                                                    13,910                     9,604
Administrative and indirect expenses                                  16,334                    20,762
Litigation and settlements expense                                     2,660                      --
Relocation expense                                                                               1,305
Merger and strategic Charges                                           1,355
Asset impairment                                                       3,299
Depreciation and amortization                                          2,842                     1,045
                                                                   ---------                 ---------

Total expenses                                                       117,442                    65,861
                                                                   ---------                 ---------

OPERATING LOSS                                                       (78,700)                  (22,428)
Realized gain on sale of investments                                     332                         2
Interest income                                                        1,121                     3,083
                                                                   ---------                 ---------

LOSS BEFORE INCOME TAXES                                             (77,247)                  (19,343)
Income tax expense (benefit)                                             660                    (6,769)
                                                                   ---------                 ---------

LOSS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                 $ (77,907)                $ (12,574)
                                                                   =========                 =========

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (NET OF TAX)                $    --                   $    (956)
                                                                   ---------                 ---------

NET LOSS                                                           $ (77,907)                $ (13,530)
                                                                   =========                 =========

LOSS PER SHARE BEFORE CUMULATIVE
EFFECT OF ACCOUNTING CHANGE:
     BASIC                                                         $   (5.29)                $   (0.85)
                                                                   =========                 =========
     DILUTED                                                       $   (5.29)                $   (0.85)
                                                                   =========                 =========

NET LOSS PER SHARE AFTER CUMULATIVE
EFFECT OF ACCOUNTING CHANGE:
     BASIC                                                         $   (5.29)                $   (0.92)
                                                                   =========                 =========
     DILUTED                                                       $   (5.29)                $   (0.92)
                                                                   =========                 =========

WEIGHTED AVERAGE SHARES OUTSTANDING:
     BASIC                                                            14,718                    14,718
                                                                   =========                 =========
     DILUTED                                                          14,718                    14,718
                                                                   =========                 =========



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

                      Championship Auto Racing Teams, Inc.
                           Consolidated Balance Sheets
                 As of September 30, 2003 and December 31, 2002
                                 (In Thousands)


                                                              (Unaudited)
                                                           September 30, 2003       December 31, 2002
                                                           ------------------       -----------------
ASSETS

CURRENT ASSETS
      Cash and cash equivalents                                $  2,099                 $  6,773
      Short-term investments                                     17,551                   79,489
      Accounts receivable - net                                   3,774                    4,657
      Prepaid expenses and other current assets                   6,116                    1,474
      Income tax refundable                                         695                   10,087
      Deferred income taxes                                        --                      1,184
      Current portion note receivable                               132                     --
                                                               --------                 --------

TOTAL CURRENT ASSETS                                             30,367                  103,664

NOTE RECEIVABLE                                                     891                     --

PROPERTY AND EQUIPMENT - NET                                     11,847                   10,403

GOODWILL                                                           --                       --

OTHER ASSETS                                                        548                      384
                                                               --------                 --------

TOTAL ASSETS                                                   $ 43,653                 $114,451
                                                               ========                 ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Long term debt-current portion                              2,523                     --
      Accounts payable                                         $  3,768                 $  1,703
      Accrued liabilities:
            Race expense and point award                          3,316                     --
            Royalties                                                90                      173
            Payroll                                                 600                    2,455
            Taxes                                                   454                      743
            Other                                                 4,950                    4,879
      Deferred revenue                                            3,272                    1,423
                                                               --------                 --------

TOTAL CURRENT LIABILITIES                                        18,973                   11,376

DEFERRED INCOME TAXES                                              --                         57

STOCKHOLDERS' EQUITY
      Capital stock                                                 147                      147
      Additional paid-in capital                                 87,765                   87,765
      Accumulated earnings (deficit)                            (63,396)                  14,511
      Accumulated other comprehensive income                        164                      595
                                                               --------                 --------

TOTAL STOCKHOLDERS' EQUITY                                       24,680                  103,018
                                                               --------                 --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 43,653                 $114,451
                                                               ========                 ========



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